United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
August 28, 2009
(Date of Report)
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 28, 2009, Patricia C. Barron resigned her position as Board Chair and the board of directors of Ultralife Corporation (the “Company”) appointed Daniel W. Christman as Board Chair. Ms. Barron will remain a director of the Company. The change of Board Chair was required in order for the Company to satisfy federal government regulations in connection with certain government contracts which prohibit a company’s chairperson from holding dual citizenship. Ms. Barron holds both U.S. and British citizenship.
Mr. Christman will no longer be a member of the Governance Committee or a member of the Compensation and Management Committee where he has served as committee Chair. Ms. Barron will replace Mr. Christman as a member of the Governance Committee and the Compensation and Management Committee. Ranjit C. Singh, who currently sits on the Compensation and Management Committee, has been named Chair of that committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2009	ULTRALIFE CORPORATION
/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration & General Counsel